Exhibit 99.1

Regis Announces Listing Transfer to The Nasdaq Stock Market LLC

MINNEAPOLIS, December 29, 2023 — Regis Corporation (NYSE: RGS), a leader in the haircare industry, today announced that it will transfer its stock exchange listing from the New York Stock Exchange (“NYSE”) to The Nasdaq Stock Market LLC (“Nasdaq”), effective January 8, 2024 after the market close. The Company’s shares are expected to begin trading as a Nasdaq-listed security on January 9, 2024. The Company will retain its current ticker symbol “RGS”.

Once the listing transfer to Nasdaq is complete, the Company expects that it will be in full compliance with Nasdaq continued listing requirements and the continued listing requirements of the NYSE will no longer apply.

About Regis Corporation

Regis Corporation (NYSE:RGS) is a leader in the haircare industry. As of September 30, 2023, the Company franchised or owned 4,811 locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Relations section of the corporate website at www.regiscorp.com.

This release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” “intend,” “looks forward to” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include our ability to comply with applicable national stock exchange listing requirements, potential timing and outcomes of suspension and delisting procedures and future trading or quotation of our common stock, and other potential factors that could affect future financial and operating results as set forth under Item 1A of our Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

CONTACT: REGIS CORPORATION:

Kersten Zupfer

investorrelations@regiscorp.com